Exhibit 10.2
Conformed Copy

FIRST AMENDMENT
TO MULTICURRENCY NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

This FIRST AMENDMENT TO MULTICURRENCY NOTE PURCHASE AND PRIVATE SHELF AGREEMENT, dated as of March 14, 2019 (the “First Amendment”) is made by and among IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), each of the Subsidiary Guarantors set forth on the signature pages to this First Amendment (together with the Company, collectively, the “Credit Parties”), Metropolitan Life Insurance Company (“MetLife”), and each of the holders of the Notes (as defined below) set forth on the signature pages to this First Amendment (collectively, the “Noteholders”).
RECITALS:

A.    The Company, MetLife and the Noteholders entered into the Multicurrency Note Purchase and Private Shelf Agreement, dated December 19, 2014 (as amended by this First Amendment and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Note Purchase Agreement”), pursuant to which the Company (1) issued and sold to the Noteholders (a) $75,000,000 aggregate principal amount of its 3.25% Series A Senior Notes due February 12, 2022, and (b) $75,000,000 aggregate principal amount of its 3.72% Series B Senior Notes due February 12, 2027 (collectively, the “Notes”) and (2) authorized the issuance and sale of up to $50,000,000 (or the foreign currency equivalent thereof) of additional senior notes (the “Shelf Notes”) from time to time upon the terms, and subject to the conditions, set forth in the Note Purchase Agreement. As of the date hereof, no Shelf Notes have been issued.
B.    The Company has requested that the Noteholders amend certain provisions of the Note Purchase Agreement (the “Amendments”) to, inter alia, extend the Issuance Period and increase the amount of the Facility from $50,000,000 to $150,000,000, and the Noteholders are willing to amend the Note Purchase Agreement in the respects, and subject to the terms and conditions, set forth herein.
C.    Substantially concurrently with the effectiveness of the Amendments hereunder, the Company will issue and sell to certain MetLife Affiliates identified in the Confirmation of Acceptance (as defined below) (the “Series C Purchasers”) $100,000,000 aggregate principal amount of its 4.19% Series C Senior Notes due March 14, 2029 (the “Series C Notes”). The Series C Notes shall constitute a new Series of Shelf Notes issued and sold under the Facility and shall decrease the Available Facility Amount from $150,000,000 to $50,000,000 upon the issuance and sale thereof.
D.    Capitalized terms that are used but not defined in this First Amendment shall have the meanings ascribed to them in the Note Purchase Agreement.

NOW, THEREFORE, the Company, MetLife and the Noteholders, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:
1.Amendments to Note Purchase Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Note Purchase Agreement is hereby amended as follows:
(a)    Section 1.2 of the Note Purchase Agreement is hereby amended by replacing “$50,000,000” with “$150,000,000”.
(b)    Section 2.2(b) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement from the First Amendment Effective Date until the earlier of (i) December 20, 2021, (ii) the thirtieth day after MetLife shall have given to the Company, or the Company shall have given to MetLife, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day), (iii) the last Closing Day after which there is no Available Facility Amount, (iv) the termination of the Facility under Section 12 of this Agreement and (v) the acceleration of any Note under Section 12 of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.”
(c)    Section 4.4 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 4.4.    Opinions of Counsel.
Such Purchaser shall have received opinions in form and substance satisfactory to MetLife, dated the date of such Closing (a) from (i) Fried, Frank, Harris, Shriver & Jacobson LLP or such other counsel as may be selected by the Company, as counsel for the Company and the other Credit Parties, in form and substance satisfactory to MetLife and covering such matters incident to the transactions contemplated hereby as MetLife or such Purchaser or its counsel may reasonably request through MetLife (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers), and (ii) the general counsel for the Company, in form and substance satisfactory to MetLife and covering such matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request through MetLife (and the Company hereby instructs its general counsel to deliver such opinions to the Purchasers), and (b) from Akin Gump Strauss Hauer & Feld LLP or such other counsel as has been approved by the Required Holders, as the Purchasers’ special counsel in connection with such transactions, in form and substance satisfactory to such Purchaser and covering such matters incident to such transactions as such Purchaser may reasonably request.”
(d)    The following new Section 9.10 is hereby added to the Note Purchase Agreement immediately following Section 9.9 of the Note Purchase Agreement to read as follows:
“Section 9.10.    Amendment of Agreement Following Triggering Event.
The Company, MetLife and each of the Holders of Notes hereby agree that each of the provisions set forth on Schedule 9.10 to this Agreement (each a “Relevant Provision”) shall be automatically amended, without any further action required by or on behalf of any such party, to incorporate the respective amendments set forth on Schedule 9.10 attached hereto (such amendments, collectively, the “Triggering Event Amendments”) effective as of the Relevant Amendment Effective Date with respect to each such Relevant Provision.
For purposes hereof, the term “Relevant Amendment Effective Date” shall mean, with respect to any Relevant Provision, the date on which MetLife receives notice from the Company (a) certifying that (i) amendments comparable to the Triggering Event Amendment with respect to such Relevant Provision have been adopted and are in effect with respect to the corresponding provision under each of the Bank Agreement, the Prudential Agreement and the NYL Agreement (each a “Relevant Agreement”, and collectively, the “Relevant Agreements”) or (ii) such Relevant Agreement is no longer in effect; provided that (x) the Triggering Event Amendment with respect to such Relevant Provision shall only be effective to the extent that the corresponding provision under each of the Relevant Agreements then in effect is also amended, and (y) to the extent any comparable amendment to any of the Relevant Agreements results in the applicable provision under such Relevant Agreement being more restrictive on the Company and its Subsidiaries than the corresponding Triggering Event Amendment to the Relevant Provision referenced on Schedule 9.10, such Triggering Event Amendment shall be modified to incorporate the most restrictive provision reflected in such other Relevant Agreements; and (b) attaching true, correct and complete copies of the applicable amendments to each such Relevant Agreement implementing such Triggering Event Amendment.
(e)    Schedule B to the Note Purchase Agreement is hereby amended by adding the following new defined terms thereto in their appropriate alphabetical order:
“First Amendment” means that certain First Amendment to Multicurrency Note Purchase and Private Shelf Agreement, dated as of March 14, 2019, by and among the Company, the Subsidiary Guarantors, MetLife and the holders of Notes party thereto.

“First Amendment Effective Date” means the “First Amendment Effective Date” as defined in the First Amendment (which date is March 14, 2019).
“Relevant Agreements” is defined in Section 9.10.
“Relevant Amendment Effective Date” is defined in Section 9.10.
“Relevant Provision” is defined in Section 9.10.
“Triggering Event Amendments” is defined in Section 9.10.
(f)    The Note Purchase Agreement is hereby amended to delete all references to “Metropolitan Life Insurance Company” therefrom (except for those references to “Metropolitan Life Insurance Company” on Schedule A thereto), and to insert “MetLife Investment Advisors, LLC” in lieu thereof.
(g)    The Note Purchase Agreement is hereby amended to delete Exhibits 4.4(a) and 4.4(b) and all references to either such Exhibit contained therein.
(h)    The Note Purchase Agreement is hereby amended to add a new Schedule 9.10 in the form attached hereto as Annex A.
2.    Assignment and Assumption.
(a)    Assignment of Obligations. Metropolitan Life Insurance Company, as “MetLife” under the Note Purchase Agreement, hereby irrevocably and unconditionally assigns (the “Assignment”) on and as of the First Amendment Effective Date all of its right, title and interest in and to the Note Purchase Agreement to MetLife Investment Advisors, LLC.
(b)    Assumption of Obligations. MetLife Investment Advisors, LLC, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby irrevocably and unconditionally assumes and agrees to be bound by, and comply with on and as of the First Amendment Effective Date, each of the covenants, terms and provisions of the Note Purchase Agreement as “MetLife” as completely as if MetLife Investment Advisors, LLC were the original “MetLife” thereunder and party thereto (hereinafter referred to as the “Assumption”).
(c)    Consent. Upon satisfaction of the conditions set forth in Section 3 hereof, the Credit Parties and the Noteholders, as evidenced by their execution and delivery of this First Amendment, hereby consent to the Assignment and Assumption. Upon the consummation of the Assignment and Assumption, each reference to “MetLife” under the Note Purchase Agreement shall be deemed to refer to MetLife Investment Advisors, LLC. For the avoidance of doubt, nothing contained in this Section 2 shall be deemed to constitute an assignment of any of Metropolitan Life Insurance

Company’s rights, title or interest in and to the Notes held by Metropolitan Life Insurance Company or any of its rights, title or interest in its capacity as a holder of Notes under the Note Purchase Agreement.
3.    Conditions to Effectiveness. This First Amendment shall become effective and binding upon the Credit Parties, MetLife and the Noteholders on the date of this First Amendment (the “First Amendment Effective Date”) upon the satisfaction of each of the following conditions:
(a)    MetLife and the Noteholders shall have received counterparts of this First Amendment, duly executed and delivered by the Company, MetLife and the Noteholders and agreed to and acknowledged by the Subsidiary Guarantors;
(b)    the representations and warranties of the Credit Parties set forth herein shall be true and correct on and as of the date hereof;
(c)    substantially concurrently herewith, MetLife and the Noteholders shall have received a Request for Purchase in respect of the Series C Notes (the “Request for Purchase”), duly executed and delivered by the Company, dated the date hereof and substantially in the form of Exhibit 2(c) to the Note Purchase Agreement;
(d)    substantially concurrently herewith, MetLife and the Noteholders shall have received a Confirmation of Acceptance in respect of the Series C Notes (the “Confirmation of Acceptance”), duly executed and delivery by the Company and the Series C Purchasers, dated the date hereof and substantially in the form of Exhibit 2(e) to the Note Purchase Agreement;
(e)    substantially concurrently herewith, the Series C Purchasers shall have received the Series C Notes, dated the date hereof and in the principal amounts set forth opposite such Series Purchasers’ names on the Purchaser Schedule attached to the Confirmation of Acceptance, and all opinions, certificates and other documentation required to be delivered in accordance with the requirements of Section 4 of the Note Purchase Agreement in connection with the issuance and sale of the Series C Notes on the date hereof; and
(f)    the Company shall have paid all reasonable costs and expenses of the Noteholders relating to this First Amendment, including, without limitation, the reasonable fees, costs and expenses of Akin Gump Strauss Hauer & Feld LLP, as counsel to the Noteholders, for which an invoice has been presented in reasonable detail at least one Business Day prior to the date of requested payment.
4.    Waiver of Notice. MetLife hereby waives the requirement in Section 2.2(c) of the Note Purchase Agreement that the Request for Purchase be delivered to MetLife no fewer than 10 days before the issuance and sale of the Series C Notes (the “Waiver”); provided that this Waiver is limited to the matter described herein and shall not be construed to constitute (a) a waiver of any other event, circumstance or condition or of any other right or remedy available to MetLife or the Series C Purchasers pursuant to the Note Purchase Agreement, (b) a consent to any departure from any other term or requirement of the Note Purchase Agreement, or (c) any indication that MetLife is prepared to grant any further waiver of any provision of the Note Purchase Agreement or any similar waiver with respect to any future issuance of Shelf Notes.
5.    Amendment Fees. The Company agrees that to the extent any fee or other consideration is paid to any other holder of notes in connection with any amendments to one or more of the Prudential Agreement and/or the NYL Agreement during the period from the date hereof to the one year anniversary of the date hereof (the “Amendment Period”) that are similar to any of the Triggering Event Amendments, it shall pay to MetLife, in the aggregate, for ratable distribution to the Noteholders, an equivalent fee or consideration (whether structured as a fixed fee, a percentage of principal, a number of basis points or otherwise) in an amount equal to the largest such fee paid (in absolute dollar terms) to any such other holder of notes during the Amendment Period substantially concurrently with the payment thereof to such other holder of notes.
6.    Representations and Warranties. Each Credit Party, by its signature below, represents and warrants to the Noteholders that:
(a)    all representations and warranties set forth in the Note Purchase Agreement, after giving effect to this First Amendment, are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or a “Material Adverse Effect” shall be true and correct in all respects) on the date hereof as if made again on and as of the date hereof (except those, if any, which by their terms specifically relate only to an earlier date);
(b)    no Defaults or Events of Default have occurred and are continuing under the Note Purchase Agreement;
(c)    the execution, delivery and performance of this First Amendment has been duly authorized by all necessary action on the part of such Credit Party;
(d)    this First Amendment has been duly executed and delivered by such Credit Party;
(e)    this First Amendment constitutes a legal, valid and binding agreement of such Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(f)    each of the Note Purchase Agreement and the Subsidiary Guarantee Agreement is in full force and effect and remains a legal, valid and binding obligation of each Credit Party party thereto enforceable in accordance with the terms thereof except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
(g)    the execution, delivery and performance by such Credit Party of this First Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Credit Party under, (A) the corporate charter or by-laws of such Credit Party, or (B) any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which such Credit Party is bound or by which such Credit Party or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Credit Party, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Credit Party.
7.    Confirmation and Reaffirmation of Note Purchase Agreement. This First Amendment is intended to be and shall be construed in connection with and as part of the Note Purchase Agreement and, except as modified and expressly amended and/or waived herein, all terms, conditions and covenants contained in the Note Purchase Agreement and Notes are hereby ratified and shall be and remain in full force and effect.
8.    Confirmation and Reaffirmation of Subsidiary Guarantee Agreement. Each Subsidiary Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this First Amendment and the transactions contemplated hereby, (b) affirms all of its obligations under the Subsidiary Guarantee Agreement, (c) acknowledges that such Subsidiary Guarantee Agreement continues in full force and effect in respect of, and to secure, the obligations under the Note Purchase Agreement and the Notes, (d) agrees that the reference in the Subsidiary Guarantee Agreement (and the form of joinder thereto) to the Note Purchase Agreement providing for the issuance of Shelf Notes in an aggregate principal amount of up to $50,000,000 shall be deemed to refer to the issuance of Shelf Notes in an aggregate principal amount of up to $150,000,000 and any Shelf Notes issued under the Note Purchase Agreement shall constitute “Notes” under, and as defined in, the Subsidiary Guarantee Agreement, (e) agrees that this First Amendment and all documents delivered in connection herewith do not operate to reduce or discharge its obligations under the Note Purchase Agreement or the Subsidiary Guarantee Agreement, and (f) acknowledges that its obligations under the Subsidiary Guarantee Agreement are not subject to any counterclaim, setoff, deduction or defense.

9.    References to Note Purchase Agreement. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to the First Amendment but nevertheless all such references shall include this First Amendment unless the context requires otherwise.
10.    Governing Law. This First Amendment shall be governed by and construed in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
11.    Execution in Counterparts. This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Delivery of an executed counterpart of this First Amendment by telefacsimile or e-mail shall be equally as effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed, all as of the day and year first above written.

IDEXX LABORATORIES, INC.

By: /s/ Brian P. McKeon
Name:    Brian P. McKeon
Title:    Ex. VP, Chief Financial Officer and     Treasurer

METROPOLITAN LIFE INSURANCE COMPANY,
as “MetLife” prior to the First Amendment Effective Date

By: /s/ Jennifer Potenta
Name:    Jennifer Potenta
Title:    Managing Director

METLIFE INVESTMENT ADVISORS, LLC,
as “MetLife” after the First Amendment Effective Date

By: /s/ Jennifer Potenta
Name:    Jennifer Potenta
Title:    Managing Director

NOTEHOLDERS:

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE REINSURANCE COMPANY OF BERMUDA, LTD.
by MetLife Investment Advisors, LLC, its Investment Manager

By: /s/ Jennifer Potenta
Name:    Jennifer Potenta
Title:    Managing Director

BRIGHTHOUSE LIFE INSURANCE COMPANY
by MetLife Investment Advisors, LLC, its Investment Manager
(f/k/a METLIFE INSURANCE COMPANY USA)

SYMETRA LIFE INSURANCE COMPANY
by MetLife Investment Advisors, LLC, Its Investment Manager

AXIS REINSURANCE COMPANY
by MetLife Investment Advisors, LLC, Its Investment Manager

By: /s/ Frank Monfalcone
Name:    Frank O. Monfalcone
Title:    Managing Director

UNION FIDELITY LIFE INSURANCE COMPANY
by MetLife Investment Management, LLC, its Investment Manager

By: /s/ Frank Monfalcone
Name:    Frank O. Monfalcone
Title:    Managing Director

Agreed and Acknowledged by the Subsidiary Guarantors:

IDEXX DISTRIBUTION, INC.

By: /s/ Brian P. McKeon
Name:    Brian P. McKeon
Title:    Treasurer

IDEXX OPERATIONS, INC.

By: /s/ Brian P. McKeon
Name:    Brian P. McKeon
Title:    Treasurer

OPTI MEDICAL SYSTEMS, INC.

By: /s/ Brian P. McKeon
Name:    Brian P. McKeon
Title:    Treasurer

ANNEX A

SCHEDULE 9.10

TRIGGERING EVENT AMENDMENTS

1.
Section 5.10(a) of the Note Purchase Agreement is hereby amended to delete all references to “$10,000,000” therein and insert “$12,500,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

2.
Section 9.2(c) of the Note Purchase Agreement is hereby amended to delete the reference to “$10,000,000” therein and insert “$12,500,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

3.
Section 10.1(g) of the Note Purchase Agreement is hereby amended to delete the reference to “$10,000,000” therein and insert “$12,500,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

4.	Section 10.1(h) of the Note Purchase Agreement is hereby amended to delete the following phrase at the end thereof: “, the proceeds of which are repatriated to the Company or any US Subsidiary”.

5.
Section 10.5(e) of the Note Purchase Agreement is hereby amended to delete the reference to “$20,000,000” therein and insert “$25,000,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

6.
Section 11(k) of the Note Purchase Agreement is hereby amended to delete the reference to “$20,000,000” therein and insert “$25,000,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

7.
Section 11(l) of the Note Purchase Agreement is hereby amended to delete the reference to “$10,000,000” therein and insert “$12,500,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

8.
The definition of “Material Indebtedness” on Schedule B to the Note Purchase Agreement is hereby amended to delete the reference to “$15,000,000” therein and insert “$50,000,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.